UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 26, 2013

FIBROCELL SCIENCE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-31564	87-0458888
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

405 EAGLEVIEW BLVD., EXTON, PA 19341

(Address of Principal Executive Office) (Zip Code)

(484) 713-6000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 26, 2013, Fibrocell Science, Inc. (the “Company”) entered into an employment agreement with Mr. Gregory Weaver pursuant to which Mr. Weaver agreed to serve as Chief Financial Officer, Senior Vice President, Treasurer and Corporate Secretary of the Company commencing September 3, 2013 for an initial term ending August 26, 2015, which may be renewed for an additional one-year term by mutual agreement. The agreement provides for an annual salary of $300,000. Commencing in 2014, Mr. Weaver is entitled to receive an annual bonus payable subsequent to the issuance of the Company’s final audited financial statements, but in no case later than 120 days after the end of its most recently completed fiscal year. The final determination on the amount of the annual bonus will be made by the Compensation Committee of the Board of Directors, based on criteria established by the Compensation Committee. The targeted amount of the annual bonus shall be 35% of Mr. Weaver’s base salary, although the actual bonus may be higher or lower. In addition, the Company agreed to pay Mr. Weaver a relocation allowance of $40,000.

Under the agreement, Mr. Weaver was granted a ten-year option to purchase 125,000 shares at an exercise price per share equal to the closing price of the Company’s common stock on the date of execution of his employment agreement. The options vest as follows: (i) 31,250 shares upon the first anniversary of Mr. Weaver’s execution of the agreement, provided Mr. Weaver is the Company’s Chief Financial Officer on such date; and (ii) 93,750 shares in equal 1/12th installments quarterly over a three-year period commencing on the first anniversary of the execution date of the agreement, provided Mr. Weaver is the Company’s Chief Financial Officer on each vesting date.

If Mr. Weaver’s employment is terminated at the Company’s election at any time, for reasons other than death, disability, cause (as defined in the agreement) or a voluntary resignation, Mr. Weaver shall be entitled to receive severance payments equal to nine months of Mr. Weaver’s base salary. If severance payments are being made, Mr. Weaver has agreed not to compete with the Company until nine months after the termination of his employment.

From June 2011 to July 2013, Mr. Weaver served as Chief Financial Officer and Senior Vice President of Celsion Corp., an oncology drug development company. From February 2009 to October 2010, Mr. Weaver served as Chief Financial Officer and Senior Vice President of Poniard Pharmaceuticals, Inc., a drug development company. From April 2007 to December 2008, Mr. Weaver served as Chief Financial Officer of Ilex Oncology, Inc., a drug company.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Exhibit

10.1	Employment Agreement between Fibrocell Science, Inc. and Gregory Weaver dated August 26, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Fibrocell Science, Inc.

By:	/s/ David Pernock
David Pernock Chief Executive Officer

Date: August 26, 2013